Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Reports Fourth Quarter 2018 Business Update

-- Full Year 2018 net revenue estimated to be in the range of $6.5-$6.9 million --

-- 6th Orion patient scheduled for implantation at Baylor Medical Center --

Los Angeles, CA – January 7, 2019 – Second Sight Medical Products, Inc. (NASDAQ:EYES) (“Second Sight” or the “Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision for blind individuals, today reported a business update for the three months, and full year, ended December 31, 2018.

Business and Financial Highlights:

●	Implanted 16 Argus® II Retinal Prosthesis Systems (Argus II) worldwide in Q4 2018 for a total of 69 implants in 2018;

●	Net revenue estimated to be in the range of $6.5 - $6.9 million for the full year 2018 (pending completion of the Company’s annual GAAP accounting close procedures and audit);

●	As of December 31, 2018, Second Sight had $4.5 million in cash and cash equivalents;

●	Continued good progress with the Orion® feasibility study:

o	Five subjects implanted,

o	Sixth subject scheduled to be implanted in January 2019 at Baylor Medical Center in Houston, TX,

o	At six months post implant, performance of the Orion subjects appears comparable overall to the performance of Argus II users, and

o	The safety profile remains very good with only one previously reported Serious Adverse Event (SAE);

●

Completed the previously announced restructuring of operations outside of North America to align with the company’s overall corporate strategy, for expected annual savings in operating expenses of approximately $3 million; and

●

Announced a rights offering on January 7, 2019 to raise approximately $40 million to support several important ongoing corporate initiatives. Gregg Williams, Chairman of the Board, has indicated his non-binding intention to participate in the rights offering up to $20 million.

“In 2018, Second Sight advanced multiple important initiatives to reposition the Company for growth.  I am very pleased with the performance of Orion in the feasibility study.  As expected, the performance varies by subject, and I am encouraged with several Orion subjects whose performance compares positively to our typical Argus II users. Recent observations from artificial vision rehabilitation sessions with Orion subjects include them using system to identify parked cars and driveways while walking down a sidewalk as well as identifying the cue ball and striped balls on a pool table.  Orion subjects will continue working with our artificial vision rehabilitation specialists in the coming months to further increase their proficiency with the Orion system, while allowing us to better define the expected performance of Orion subjects in a larger pivotal study,” stated Will McGuire, President and CEO of Second Sight.

“Discussions with the U.S. Food and Drug Administration (“FDA”) regarding Orion as part of the Breakthrough Device program are ongoing and continue to be constructive. Our Orion feasibility study is providing important clinical data that will help refine our overall clinical and regulatory path.  We are proceeding with planning for a larger pivotal study while also considering the option of requesting an expansion to our feasibility study to gather additional clinical data to aid in the final trial design,” continued McGuire.

“The Argus 2s clinical validation study is now underway in the U.S. with early positive feedback from subjects who are current Argus II users. We expect to gain valuable clinical feedback on our next generation eyewear and video processing unit during this validation study and look forward to a commercial launch of this system later this year,” added McGuire.

“This morning, we are announcing a rights offering to raise approximately $40 million to support the important initiatives we are advancing. Gregg Williams, Chairman of our Board of Directors, has indicated his intention to participate in the offering up to $20 million, reflecting his continued belief in our path forward and the future of our business. Given our current plans, we believe these funds will be sufficient to support our activities through the first half of 2020 as we launch the Argus 2s and advance our Orion clinical and development programs,” concluded McGuire.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the Company is committed to developing new technologies to treat the broadest population of sight-impaired individuals.

Second Sight’s Argus® II Retinal Prosthesis System is the only FDA and CE Mark approved device for treating retinitis pigmentosa, with proven implant durability of multiple years. In 2016, the Company published five year results. Today, several Argus II devices have been implanted and continue to be operational in humans for more than 10 years. The Company is developing the Orion® Visual Cortical Prosthesis which is intended to provide useful artificial vision to individuals who are blind due to various causes. The Company’s U.S. headquarters are in Los Angeles, California and European headquarters are in Lausanne, Switzerland. More information is available at www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018 and Form 10-Q, filed on November 8, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.

Lisa Wilson, President

T: 212-452-2793

E: lwilson@insitecony.com

or

Individual Investors

MZ North America

Greg Falesnik, Managing Director

T: 949-385-6449

E: greg.falesnik@mzgroup.us

Media Contacts:
Nobles Global Communications

Laura Nobles or Helen Shik

T: 617-510-4373

E: Laura@noblesgc.com

E: Helen@noblesgc.com